                                 EXHIBIT 5

                              August 17, 1995


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re:    Airgas, Inc./Registration Statement on Form S-3

Dear Sir or Madam:

     We have acted as counsel to Airgas, Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing of a registration statement on Form S-3, which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     The Registration Statement covers 130,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), issued or issuable to the Selling Stockholders upon the exchange of shares in the Company's operating subsidiaries (the "Subsidiary Shares") acquired by the Selling Stockholders pursuant to exchange rights agreements ("Exchange Rights Agreements").

     We have examined the Registration Statement, including the exhibits thereto, the Company's Amended and Restated Certificate of Incorporation, the Company's By-Laws, as amended, the Exchange Rights Agreements and related minutes of actions taken by the Board of Directors of the Company. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

     Based upon the foregoing, we are of the opinion that the Shares, when issued in exchange for the Subsidiary Shares in accordance with the terms of the Exchange Rights Agreements, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                              Sincerely,

                              McCAUSLAND, KEEN & BUCKMAN


                              By:/S/NANCY D. WEISBERG
                                 _______________________
                                   Vice President